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                                                                Exhibit 23.0


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of NeoMagic Corporation of our report dated February 6, 1998, included in the 1998 Annual Report to Stockholders of NeoMagic Corporation.

Our audits also include the financial statement schedules of NeoMagic Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20031) of our report dated February 6, 1998, with respect to the financial statements incorporated herein by reference, and our report included n the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of NeoMagic Corporation.

                                            /s/ Ernst & Young LLP
                                            --------------------------
                                                ERNST & YOUNG LLP

San Jose, California
April 21, 1998